UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

RTW Retailwinds, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, as amended by Release No. 34-88465 issued on March 25, 2020, to delay the filing of its Annual Report on Form 10-K for the year ended February 1, 2020 (the “Report”) due to the circumstances related to the coronavirus (COVID-19) pandemic.

COVID-19 has caused disruptions to the Company’s suppliers overseas and to its supply chain, has resulted in continued store closures, and had led to furloughs for all store associates as well as for a significant portion of its corporate home office associates. As a result, COVID-19 and related events have resulted in the Company’s management devoting significant time and attention to assessing the potential impact of COVID-19 and those events on the Company’s operations and financial position and developing operational and financial plans to address those matters. This has diverted management resources from completing all of the tasks necessary to file the Company’s Annual Report by its April 16, 2020 due date. Notwithstanding the foregoing, the Company expects to file its Annual Report no later than June 1, 2020 (which is 45 days from the Report’s original filing deadline of April 16, 2020).

The Company will supplement its risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended February 2, 2019 and its subsequent Quarterly Reports on Form 10-Q with a risk factor, such as:

The recent Coronavirus outbreak has been declared a pandemic by the World Health Organization and has spread to the United States and many other parts of the world and may adversely affect the Company’s business operations, store traffic, employee availability, financial condition, liquidity and cash flow.

The outbreak of the coronavirus (“COVID-19”) continues to grow in the United States and globally, and related government and private sector responsive actions may adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving.

In March 2020, the COVID-19 outbreak in the United States initially led to reduced store traffic and the temporary reduction of operating hours for the Company’s brick-and-mortar stores. As the impact of COVID-19 evolved, the Company took decisive action to temporarily close of all of the Company’s brick-and-mortar stores to ensure the health and safety of its employees, customers, and communities. As of the date of this filing, all of the Company’s stores remain temporarily closed. The Company cannot reasonably estimate the length or severity of COVID-19 but it currently anticipates a material adverse impact on its financial position and results of operations during fiscal year 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: April 16, 2020	Name:	Sheamus Toal
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

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